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                                                           Exhibit 23.2





                [Letterhead of Richard A. Eisner & Company, LLP]


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement on Form S-3 of our report dated January 20, 1999 (with respect to Note L[2], [3], [4] and [5],
May 27, 1999 and with respect to Note L[1], September 16, 1999) with respect to the financial statements of GHS, Inc. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
January 20, 1999 (with respect to Note A[1], May 31, 1999 and with respect to Note G, June 9, 1999) with respect to the combined financial statements of U.S. Neurosurgical, Inc. and U.S. Neurosurgical Physics, Inc., which was included in the Company's Definitive Information Statement on Form 14C, and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP

New York, New York
January 4, 2000